UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Deer Consumer Products, Inc. (the “Company”) was held at 10:00 a.m. on Friday, May 28, 2010 (China time), at the Company’s corporate offices, Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China. All nominees for election as a director were elected. The proposal for the ratification of Goldman Parks Kurland Mohidin, LLP as the Company’s independent auditors was also approved. The final voting results were as follows:

	For	Against	Abstain	Withheld
(1) Election of Directors
(a) Ying He	22,129,320	–	49,816	62,443
(b) Zongshu Nie	21,937,700	–	49,816	254,063
(c) Edward Hua	22,178,841	–	49,816	12,922
(d) Arnold Staloff	22,176,549	–	49,816	15,214
(e) Qi Hua Xu	22,190,385	–	49,816	1,378
(2) Ratification of Independent Accounting Firm	26,018,007	49,204	103,436	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2010

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer